REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of
Horizon Funds

In planning and performing our audit of the financial
statements of Horizon Active Asset Allocation Fund, Horizon
Active Risk Assist Fund, and Horizon Active Income Fund ("Horizon
Funds" or the "Funds") as of and for the year ended November 30,
2016, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the
Funds' internal control over financial reporting, including
controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial
reporting.  Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of controls.  A fund's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP).
A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2)
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in
accordance with GAAP, and that receipts and expenditures of
the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's
assets that could have a material effect on the financial
statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions, or that the
degree of compliance with the policies or procedures may
deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is a
deficiency, or combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
Funds' annual or interim financial statements will not be
prevented or detected on a timely basis.

Our consideration of the Funds' internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be material
weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).  However, we noted
no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over
safeguarding securities that we consider to be a material
weakness as defined above as of November 30, 2016.

This report is intended solely for the information and use
of management and the Board of Trustees of the Funds and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified
parties.

COHEN & COMPANY, LTD.
Cleveland, Ohio
January 25, 2017